Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chemed Coporation of our report dated February 26, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2017 Annual Report to Stockholders, which is incorporated by reference in Chemed Corporation's Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the incorporation by reference of our report dated February 26, 2018 relating to the financial statement schedule, which appears in such Annual Report on Form-10-K.

/s/ PricewaterhouseCoopers LLP
_________________________
PricewaterhouseCoopers LLP
Cincinnati, OH
May 23, 2018

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